EXHIBIT 5.1



                 GERSTEN, SAVAGE, KAPLOWITZ, WOLF & MARCUS, LLP
                         101 EAST 52ND STREET, 9TH FLOOR
                            NEW YORK, NEW YORK 10022
                                 (212) 752-9700
                            (212) 980-5192 FACSIMILE

                                                              April 8, 2004
m-Wise, Inc.
10 Hasadnaot Street
Herzeliya Pituach, Israel 46728

                       Re:  Registration Statement on Form SB-2

Ladies and Gentlemen:

            As counsel to m-Wise, Inc., a Delaware corporation (the "Company"), we have reviewed the form of that certain Registration Statement on Form SB-2 (Registration No. 333-106160) to be filed with the Securities and Exchange Commission ("Commission") pursuant to the Securities Act of 1933, as amended ("Act"), relating to the registration of 6,000,000 shares of the Company's $.0017 par value common stock owned by the selling security holders ("Registration Statement") ("Shares"). With respect to factual matters, we have relied upon statements and certificates of officers of the Company. We have also reviewed such other matters of law and examined and relied upon such other documents, records and certificates as we have deemed relevant hereto. In all such examinations we have assumed conformity with the original documents of all documents submitted to us as conformed or photostatic copies, the authenticity of all documents submitted to us as originals and the genuineness of all signature on all documents submitted to us. Based upon the foregoing, we are of the opinion that the Shares, when sold, will be legally issued, fully paid and non-assessable shares of the common stock of the Company.

            We consent to the use of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not hereby admit that we are in the category of persons whose consent is required pursuant to Section 7 of the Act or the rules and regulations of the Commission pursuant thereto.

            This opinion relates only to matters of Delaware corporate law including the statutory provisions, all applicable provisions of the Delaware Constitution and reported judicial decisions interpreting those laws. We express no opinion as to compliance with the laws in any other jurisdiction and the effect, if any, which non-compliance with such laws might have. Nothing in this opinion shall be deemed to relate to or constitute an opinion concerning any matters not specifically set forth herein.

            We hereby consent to the inclusion of this opinion as an exhibit to the Registration Statement on Form SB-2 filed by the Company.

            The Company is hereby advised, urged and encouraged to retain securities counsel in each jurisdiction outside the United States in which the Shares may be distributed regarding compliance with the securities laws of such jurisdiction.


Sincerely,

/s/ GERSTEN, SAVAGE, KAPLOWITZ, WOLF & MARCUS, LLP
----------------------------------------------------
Gersten, Savage, Kaplowitz, Wolf & Marcus, LLP






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